                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 12, 2007

                        Guaranty Federal Bancshares, Inc.
             (Exact name of registrant as specified in its charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)

                                   43-1792717
                     (I.R.S. employer identification number)

                                     0-23325
                            (Commission file number)

                              1341 West Battlefield
                           Springfield, Missouri 65807
              (Address of principal executive offices and zip code)

       Registrant's telephone number, including area code: (417) 520-4333

                                 Not applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[_]  Written communication pursuant to Rule 425 under the Securities Act (17 CFR
     230.425)
[_]  Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR
     240.14a-12)
[_]  Pre-commencement communications pursuant to Rule 14d-2(b) under the
     Exchange Act (17 CFR 240.14d-2(b))
[_]  Pre-commencement communications pursuant to Rule 13e-4(c) under the
     Exchange Act (17 CFR 240.13e-4(c))

                              INCLUDED INFORMATION

Item 5.02 Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On February 12, 2007, the employment relationship between Guaranty Federal
Bancshares, Inc. (the "Company") and Bruce Winston, including Mr. Winston's position as the Chief Financial Officer of the Company, was terminated.

(c) On February 12, 2007, the Company appointed Carter Peters as the Chief
Financial Officer of the Company. Mr. Peters, age 37, has served as Executive
Vice President and Chief Operations Officer of the Company and Guaranty Bank, a
wholly-owned subsidiary of the Company, since August 8, 2005, and will continue to serve in such capacity. Mr. Peters is a Certified Public Accountant, and prior to joining the Bank, he was employed by Southern Missouri Bank in
Marshfield, Missouri for approximately two years where he served as Chief
Financial Officer. Prior to his employment with Southern Missouri Bank, Mr.
Peters was employed by BKD, LLP, a certified public accounting and advisory firm, for approximately eleven years.

In connection with this appointment, there is no material amendment to the non-written salary arrangement between the Bank and Mr. Peters that was previously disclosed by the Company in a Form 8-K filed on August 11, 2005.
There is no written employment agreement between the parties.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       Guaranty Federal Bancshares, Inc.

                                       By:  /s/ Shaun A. Burke
                                          --------------------------------------
                                       Shaun A. Burke
                                       President and Chief Executive Officer

Date:  February 16, 2007

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